Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-163157 and 333-125987), Form S-3/A (No. 333-155761) and Form S-3D (No. 333-161664) of Winthrop Realty Trust of our report dated February 19, 2010, which includes an explanatory paragraph relating to Lex-Win Concord LLC's ability to continue as a going concern as described in Note 3 to the consolidated financial statements of Lex-Win Concord LLC, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 15, 2010